UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 11, 2009

PREMIER FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	61-1206757
(State or other jurisdiction of incorporation organization)	(I.R.S. Employer Identification No.)

2883 Fifth Avenue Huntington, West Virginia	25702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (304) 525-1600

Not Applicable
Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

PREMIER FINANCIAL BANCORP, INC,

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.03.  Creation of a Direct Financial Obligation

On December 11, 2009, Premier Financial Bancorp, Inc. (“Premier”) executed and delivered to The Bankers’ Bank of Kentucky, Inc. of Frankfort, Kentucky (“Bankers’ Bank”) a Modification and Extension Agreement (the “Agreement”) and a fully revised Promissory Note whereby Premier may request and receive monies from Bankers’ Bank from time to time, but the aggregate outstanding principal balance under the Promissory Note at any time shall not exceed $4,500,000 principal amount.  The right to request and receive monies from Bankers’ Bank under the Promissory Note shall cease and terminate on December 11, 2010.  Any outstanding principal balance under this Promissory Note shall bear an annual interest rate floating daily at the JP Morgan Chase Co. prime rate, and contains an interest rate floor of 4.00%.  Interest on the Promissory Note shall be due and payable on the 11th day of each, March, June, September and December during the term of this Promissory Note, and at the maturity date thereof.  Any outstanding principal amount loaned to Premier under this Promissory Note, and not previously repaid, shall be due on December 11, 2010.  At the date of execution of the Agreement, a balance of $2,400,000 was outstanding under the Promissory Note.

Item 9.01.   Financial Statements and Exhibits

(c) Exhibit 10.1 – Modification and Extension Agreement between Premier Financial Bancorp, Inc. and The Kentucky Bankers’ Bank, Inc. dated December 11, 2009.

(c) Exhibit 10.2 – Promissory Note between Premier Financial Bancorp, Inc. and The Kentucky Bankers’ Bank, Inc. dated December 11, 2009.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER FINANCIAL BANCORP, INC.
(Registrant)

/s/ Brien M. Chase
Date: December 15, 2009                                        Brien M. Chase, Senior Vice President
  and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Modification and Extension Agreement between Premier Financial Bancorp, Inc. and The Kentucky Bankers’ Bank, Inc. dated December 11, 2009.
10.2	Promissory Note between Premier Financial Bancorp, Inc. and The Kentucky Bankers’ Bank, Inc. dated December 11, 2009.